SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (date of earliest event reported)

                         MARCH 27, 1997

                       Halliburton Company
     (Exact name of registrant as specified in its charter)

State or other                Commission          IRS Employer
jurisdiction                  File Number         Identification
of incorporation                                  Number

Delaware                      1-3492              No. 75-2677995

                       3600 Lincoln Plaza
                     500 North Akard Street
                    Dallas, Texas 75201-3391
            (Address of principal executive offices)

                 Registrant's telephone  number,
               including area code - 214/978-2600




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     INFORMATION TO BE INCLUDED IN REPORT

Item 5.   Other Events

      The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

      On March 27, 1997, registrant issued a press release entitled Halliburton's Offer to Acquire OGC Accepted pertaining, among other things, to an announcement that 97.4% of the holders of outstanding shares of OGC International plc have accepted registrant's offer to purchase all of the outstanding shares of OGC. Registrant will pay 1.193 UK pounds ($1.94) for each OGC share on April 3, 1997. Although the offer remains open until further notice, any remaining shares of OGC will be acquired by Halliburton pursuant to UK law which allows compulsory acquisition of such shares on the same terms as the offer. The total purchase price will be approximately $118 million.

      The foregoing summary is subject to the full text of the press release with respect thereto, a copy of which is attached hereto as Exhibit 20, which exhibit is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits

      List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c)  Exhibits.

          Exhibit 20 - Press release dated March 27, 1997.












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                           SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              HALLIBURTON COMPANY




Date:  March 27, 1997              By:  /s/ Susan S. Keith
                                   ____________________________
                                       Susan S. Keith
                                       Vice President, Secretary and
                                       Corporate Counsel

























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                          EXHIBIT INDEX



Exhibit                                          Sequentially
Number              Description                  Numbered Page

    20              Press Release of
                    March 27, 1997                 5 of 5
                    Incorporated by Reference































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